Exhibit 21.1

BORGWARNER INC. (Parent)
Significant Subsidiaries
As of December 31, 2023

NAME OF SUBSIDIARY	JURISDICTION
AKASOL Inc.	Michigan
AS Catalizadorea Ambientales S de R.L. de C.V.	Mexico
B 80 Italia S.r.l.	Italy
Beijing Delphi Wan Yuan Engine Management Systems Co. Ltd.	China
BorgWarner (China) Investment Co., Limited	China
BorgWarner (Reman) Holdings, LLC	Delaware
BorgWarner (Thailand) Ltd.	Thailand
BorgWarner Aftermarket Europe GmbH	Germany
BorgWarner AKASOL GmbH	Germany
BorgWarner Alternators Inc.	Delaware
BorgWarner Arden LLC	Delaware
BorgWarner Arnstadt RE GmbH & Co. KG	Germany
BorgWarner Asia Inc.	Delaware
BorgWarner Automotive Asia Limited	Hong Kong
BorgWarner Automotive Components (Beijing) Co., Ltd.	China
BorgWarner Automotive Components (Jiangsu) Co., Ltd.	China
BorgWarner Automotive Components (Ningbo) Co., Ltd.	China
BorgWarner Automotive Components (Tianjin) Co., Ltd.	China
BorgWarner Automotive Components (Wuhan) Co. Ltd	China
BorgWarner Battery Systems Technical Center GmbH	Germany
BorgWarner Battery Systems Technical Center GmbH (formerly known as BorgWarner Germany Verwaltungs GmbH)	Germany
BorgWarner Brasil Ltda.	Brazil
BorgWarner Changnyeong LLC	Korea
BorgWarner Chungju LLC	Korea
BorgWarner Cooling Systems GmbH	Germany
BorgWarner Cooling Systems India Private Limited	India
BorgWarner Darmstadt RE GmbH & Co., KG	Germany
BorgWarner Diversified Transmission Products Services Inc.	Delaware
BorgWarner Dixon LLC	Delaware
BorgWarner Drivetrain de Mexico SA de CV	Mexico
BorgWarner Drivetrain Engineering GmbH	Germany
BorgWarner DTC LLC	Korea
BorgWarner Emissions Systems (Ningbo) Co., Ltd.	China
BorgWarner Emissions Systems Holding LLC	Delaware
BorgWarner Emissions Systems India Private Limited	India
BorgWarner Emissions Systems of Michigan Inc.	Delaware
BorgWarner Emissions Systems Portugal, Unipessoal LDA	Portugal
BorgWarner Emissions Systems Spain, S.L.U.	Spain

NAME OF SUBSIDIARY	JURISDICTION
BorgWarner Emissions Talegaon Private Limited	India
BorgWarner eMobility Poland Sp. z o.o.	Poland
BorgWarner Engineering Ketsch RE GmbH & Co. KG	Germany
BorgWarner Engineering Kibo RE GmbH & Co. KG	Germany
BorgWarner Engineering Services Switzerland AG (formerly Drivetek AG)	Switzerland
BorgWarner ETTS Mexico S. de R.L. de C.V.	Mexico
BorgWarner Europe GmbH	Germany
BorgWarner European Holdings Sarl	Luxembourg
BorgWarner France Holding SAS	France
BorgWarner Gateshead Ltd	United Kingdom
BorgWarner Germany Holding Services GmbH	Germany
BorgWarner Germany REH GmbH	Germany
BorgWarner Germany REM GmbH	Germany
BorgWarner Global Holding LLC	United Kingdom
BorgWarner Heidelberg I RE GmbH & Co. KG	Germany
BorgWarner Heidelberg II RE GmbH & Co. KG	Germany
BorgWarner Heidelberg REH GmbH	Germany
BorgWarner Heidelberg REM GmbH	Germany
BorgWarner Holding Inc.	Delaware
BorgWarner Holding Kft	Hungary
BorgWarner Holdings Ltd	United Kingdom
BorgWarner Hong Kong Investment Ltd.	Hong Kong
BorgWarner Hungary Kft.	Hungary
BorgWarner Inc.	Delaware
BorgWarner India Holdings Inc.	Delaware
BorgWarner India Technical Center Private Limited	India
BorgWarner International Holdings Pte. Ltd.	Singapore
BorgWarner Investment Holding LLC	Delaware
BorgWarner IT Services Europe GmbH	Germany
BorgWarner IT Sevices SRL	Romania
BorgWarner Ithaca LLC	Delaware
BorgWarner İzmir Otomotiv Sistemleri A.S.	Turkey
BorgWarner Ketsch Plant RE GmbH & Co. KG	Germany
BorgWarner Ketsch REH GmbH	Germany
BorgWarner Ketsch REM GmbH	Germany
BorgWarner Kibo RE GmbH & Co. KG	Germany
BorgWarner Korea Holdings LLC	Delaware
BorgWarner Korea LLC	Korea
BorgWarner Limited	United Kingdom
BorgWarner Ludwigsburg GmbH	Germany
BorgWarner Ludwigsburg RE GmbH & Co. KG	Germany
BorgWarner Luxembourg Automotive Systems S.A.	Luxembourg
BorgWarner Markdorf Plant RE GmbH & Co. KG	Germany
BorgWarner Markdorf REH GmbH	Germany

NAME OF SUBSIDIARY	JURISDICTION
BorgWarner Markdorf REM GmbH	Germany
BorgWarner Massachusetts Inc	Delaware
BorgWarner Mexico Holding BV	Netherlands
BorgWarner Mexico Holdings II LLC	Delaware
BorgWarner Mexico Holdings LLC	Delaware
BorgWarner Mexico Propulsion Engineering Center S. de R.L. de C.V.	Mexico
BorgWarner Mobility Korea LLC (formerly known as SeohanWarner Turbo Systems, Ltd.)	Korea
BorgWarner Morse Systems India Private Limited	India
BorgWarner Morse Systems Italy S.r.l.	Italy
BorgWarner Morse Systems Japan K.K.	Japan
BorgWarner Morse Systems Mexico, S.A. de C.V.	Mexico
BorgWarner Muggendorf RE GmbH & Co. KG	Germany
BorgWarner Netherlands Holding (PDS) B.V.	Netherlands
BorgWarner Netherlands Holding BV	Netherlands
BorgWarner New Energy (Xiangyang) Co., Ltd.	China
BorgWarner New Energy (Xiangyang) Co., Ltd.	China
BorgWarner Noblesville LLC	Delaware
BorgWarner NW Inc.	Delaware
BorgWarner Ochang LLC	Korea
BorgWarner Oroszlany Kft.	Hungary
BorgWarner Orsenigo S.r.l.	Italy
BorgWarner PDS (Indiana) Inc.	Delaware
BorgWarner PDS (Livonia) Inc	Delaware
BorgWarner PDS (Thailand) Limited	Korea
BorgWarner PDS (Thailand) Limited	Thailand
BorgWarner PDS (USA) Inc.	Delaware
BorgWarner PDS Irapuato, S. de R.L. de C.V.	Mexico
BorgWarner PDS Technologies, LLC	Delaware
BorgWarner Penzilgyi Kft	Hungary
BorgWarner Poland Sp. z o.o.	Poland
BorgWarner PowerDrive Systems (Suzhou) Co., Ltd	China
BorgWarner PowerDrive Systems (Tianjin) Co., Ltd	China
BorgWarner Propulsion II LLC	Delaware
BorgWarner Pyongtaek LLC	Korea
BorgWarner Research & Development Co., Ltd	China
BorgWarner Reynosa S de R.L. de C.Vl	Mexico
BorgWarner Rzeszow Sp. z o.o.	Poland
BorgWarner Saltillo S. de R.L. de C.V.	Mexico
BorgWarner Shenglong (Ningbo) Co., Ltd.	China
BorgWarner Singapore Holdings Pte. Ltd	Singapore
BorgWarner SLP S. de R.L. de C.V.	Mexico
BorgWarner South Asia Investment Pte. Ltd	Singapore
BorgWarner South Asia LLC	Delaware

NAME OF SUBSIDIARY	JURISDICTION
BorgWarner Southborough Inc.	Delaware
BorgWarner Spain Holding, S.L.U.	Spain
BorgWarner SRL S. de R.L. de C.V.	Mexico
BorgWarner Stuttgart GmbH	Germany
BorgWarner Sweden AB	Sweden
BorgWarner Systems Engineering GmbH	Germany
BorgWarner Systems Lugo S.r.l	Italy
BorgWarner Thermal Systems Inc.	Delaware
BorgWarner Thermal Systems of Michigan Inc.	Delaware
BorgWarner TorqTransfer Systems Beijing Co. Ltd.	China
BorgWarner Tralee Ltd.	Ireland
BorgWarner Transmission Products LLC	Delaware
BorgWarner Transmission Systems (Jiangsu) Co., Ltd	China
BorgWarner Transmission Systems Arnstadt GmbH	Germany
BorgWarner Transmission Systems GmbH	Germany
BorgWarner Transmission Systems Korea, Ltd.	Korea
BorgWarner Transmissions Systems Tulle S.A.S.	France
BorgWarner Trustees Limited	United Kingdom
BorgWarner Turbo & Emissions Systems de Mexico S.A. de C.V.	Mexico
BorgWarner Turbo & Emissions Systems France S.A.S.	France
BorgWarner Turbo Systems GmbH	Germany
BorgWarner Turbo Systems LLC	Delaware
BorgWarner Turbo Systems of Michigan Inc.	Delaware
BorgWarner Turbo Systems Worldwide Headquarters GmbH	Germany
BorgWarner UK Financing Ltd	United Kingdom
BorgWarner UK Holding and Services Ltd	United Kingdom
BorgWarner United Transmission Systems Co., Ltd.	China
BorgWarner US Holding LLC	Delaware
BorgWarner US Investment LLC	Delaware
BorgWarner USA Industries, LLC	Delaware
BorgWarner Viana, Lda fka Decade Target Ltda	Portugal
BuradaWarner LLC (formerly known as Delphi Powertrain Systems Korea LLC)	Korea
BWA Receivables Corporation	Delaware
BWA Turbo Systems Holding LLC	Delaware
Cascadia Motion LLC	Delaware
Delphi Diesel Systems S.L.U.	Spain
Delphi Powertrain Systems Portugal S.A.	Portugal
Delphi Technologies IP Limited	Barbados
Kuhlman LLC	Delaware
M & M Knopf Auto Parts, LLC	Delaware
New PDS Corp.	Delaware
NSK - Warner (Shanghai) Co., Ltd	China
NSK - Warner K.K.	Japan
NSK - Warner Mexico, S.A. de C.V.	Mexico

NAME OF SUBSIDIARY	JURISDICTION
NSK - Warner U.S.A., Inc.	Michigan
Old Remco Holdings, LLC	Delaware
Old Remco International Holdings, LLC	Delaware
Rhombus Energy Solutions Inc.	Delaware
Shanghai BorgWarner Automotive (Group) Co. Ltd.	China
TecDoc Information Stechnologic GmbH	Germany